Jody M. Walker
                Attorney-At-Law
              7841 South Garfield Way
             Littleton, Colorado 80122
             Telephone (303) 850-7637
             Facsimile (303) 220-9902

August 28, 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL
TO USE OF NAME IN THE REGISTRATION STATEMENT ON
FORM SB-2 OF SKY WAY AIRCRAFT, INC. AND ANY
AMENDMENTS.

I am securities counsel for the above mentioned
Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form
SB-2 and any amendments for Sky Way Aircraft, Inc.

It is my opinion that the 2,500,000 common shares being registered and the 953,199 common shares being registered on behalf of the selling shareholders pursuant to Form SB-2 Registration
Statement of Sky Way Aircraft, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.

Yours very truly,


/s/Jody M. Walker
-----------------------------
Jody M. Walker